UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At the annual meeting of stockholders of The New York Times Company (the “Company”) held on April 30, 2014, the stockholders approved an amendment and restatement of The New York Times Company 2010 Incentive Compensation Plan (the “amended 2010 Incentive Plan”) pursuant to which cash and equity compensation awards may be provided to employees, non-employee directors and other service providers of the Company and its subsidiaries. The amended 2010 Incentive Plan increased the number of shares of Class A common stock reserved for issuance under the Plan by 6.5 million shares and increased the maximum individual award limits for cash-based awards. A description of the material terms of the amended 2010 Incentive Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 17, 2014 (the “2014 Proxy Statement”).

The above description of the amended 2010 Incentive Plan is not intended to be complete and is qualified in its entirety by the specific language in the amended 2010 Incentive Plan, a copy of which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of the Company was held on April 30, 2014. At the annual meeting, the Company’s stockholders voted on four proposals and cast their votes as follows:

Proposal Number 1 — Election of directors

The stockholders (with Class A and Class B common stockholders voting separately) elected all of management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Withheld	Broker Non-Vote

(Vote results of Class A common stockholders)
Raul E. Cesan	106,389,531	770,537	20,500,479
Joichi Ito	106,219,553	940,515	20,500,479
David E. Liddle	106,433,573	726,495	20,500,479
Ellen R. Marram	105,808,419	1,351,649	20,500,479

(Vote results of Class B common stockholders)
Robert E. Denham	772,458	0	20,550
Michael Golden	765,948	6,510	20,550
Steven B. Green	772,458	0	20,550
Carolyn D. Greenspon	772,458	0	20,550
James A. Kohlberg	772,458	0	20,550
Brian P. McAndrews	765,948	6,510	20,550
Arthur Sulzberger, Jr.	765,948	6,510	20,550
Mark Thompson	765,948	6,510	20,550
Doreen A. Toben	772,458	0	20,550

Proposal Number 2 — Approval of amendment and restatement of The New York Times Company 2010 Incentive Compensation Plan

The stockholders (with Class A and B common stockholders voting together) approved the amendment and restatement of The New York Times Company 2010 Incentive Compensation Plan described in Proposal 2 in the 2014 Proxy Statement. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
105,944,955	1,707,940	279,631	20,521,029

Proposal Number 3 — Advisory vote to approve executive compensation

The Class B common stockholders approved the advisory resolution on the compensation of the Company’s named executive officers. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
765,948	6,510	0	20,550

Proposal Number 4 — Ratification of the selection of Ernst & Young LLP as auditors

The stockholders (with Class A and Class B common stockholders voting together) ratified the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP, an independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 28, 2014. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
127,316,472	440,314	696,769	Not applicable

Item 9.01.	Financial Statements and Exhibits

    (d)  Exhibits

Exhibit Number	Description
Exhibit 10.1	The New York Times Company 2010 Incentive Compensation Plan, as amended and restated effective April 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: April 30, 2014	By:	/s/ Diane Brayton
Diane Brayton

Secretary and Assistant General Counsel

Exhibit List

Exhibit Number	Description
Exhibit 10.1	The New York Times Company 2010 Incentive Compensation Plan, as amended and restated effective April 30, 2014